EXHIBIT 99.1

Bright Health Group Announces Closing of $175 Million Capital Raise to Support Focused Business

MINNEAPOLIS-- Bright Health Group, Inc. ("Bright Health Group" or the "Company") (NYSE: BHG), today announced the closing of its previously announced offering of Series B convertible perpetual preferred stock (“Series B Preferred”). A total of 175,000 shares of the Company’s Series B Preferred were sold. Aggregate proceeds to the Company from the offering were $175 million.

The investment demonstrates support for Bright Health Group’s focused business and aligned care model. More information regarding closing of the Series B Preferred offering will be included in a Form 8-K to be filed by Bright Health Group with the Securities and Exchange Commission.

About Bright Health Group
Bright Health Group is a technology enabled, value-based healthcare company that organizes and operates networks of affiliate care providers to be successful at managing population risk. We focus on serving aging and underserved consumers that have unmet clinical needs through our Fully Aligned Care Model in Florida, Texas and California, some of the largest markets in healthcare where 26% of the U.S. aging population call home. We believe everyone should have access to personal, affordable, and high-quality healthcare. Our mission is to Make healthcare right. Together. For more information, visit www.brighthealthgroup.com.

Forward-Looking Statements
Statements made in this release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “projections,” “outlook,” and other similar expressions. These forward-looking statements include any statements regarding our plans and expectations with respect to Bright Health Group, Inc. and the closing of our committed convertible preferred equity capital. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Factors that might materially affect such forward-looking statements include: our ability to continue as a going concern if we do not obtain additional financing; our ability to comply with ongoing regulatory requirements, including consent decrees or governmental orders; a lack of acceptance or slow adoption of our updated business model; our ability to retain existing consumers and expand consumer enrollment; our ability to obtain and accurately assess, code, and report Individual and Family Plan and Medicare Advantage risk adjustment factor scores for consumers; our ability to contract with high-quality care partners, maintain healthy relationships with them, and arrange for the provision of quality care; our ability to accurately estimate our medical expenses, effectively manage our costs and claims liabilities or appropriately price our products and charge premiums; our ability to obtain claims information timely and accurately; the impact of the ongoing COVID-19 pandemic on our business and results of operations; the risks associated with our reliance on third-party providers to operate our business; the impact of modifications or changes to the U.S. health insurance markets; our ability to manage any growth of our business; our ability to operate, update or implement our technology platform and other information technology systems; our ability to retain key executives; our ability to successfully pursue acquisitions and integrate acquired businesses; the occurrence of severe weather events, catastrophic health events, natural or man-made disasters, and social and political conditions or civil unrest; our ability to prevent and contain data security incidents and the impact of data security incidents on our members, patients, employees and financial results; our ability to comply with requirements to maintain effective internal controls; our ability to adapt to the new risks associated with our expansion into Direct Contracting / ACO Reach program; adverse outcomes of regulatory investigations or audits or lawsuits, actions or claims against us; our ability to successfully exit insurance markets in a cost and resource effective and efficient manner; and the other factors set forth under the heading “Risk Factors” in the Company’s reports on Form 10-K and Form 10-Q (including all amendments to those reports) and our other filings with the SEC. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or changes in our expectations.